REGISTRATION RIGHTS AGREEMENT

REGISTRATION  RIGHTS  AGREEMENT  (this  "Agreement"),  dated  as  of  November  14,

2018,   by   and   between   PARALLAX   HEALTH   SCIENCES,   INC.,   a   Nevada   corporation   (the

"Company"),  and  PEAK  ONE  OPPORTUNITY  FUND,  L.P.,  a  Delaware  limited  partnership  (together

with  it  permitted  assigns,  the  “Buyer”).   Capitalized  terms  used  herein  and  not  otherwise  defined  herein shall  have  the  respective  meanings  set  forth  in  the  equity  purchase  agreement  by  and  between  the  parties hereto,  dated  as  of  the  date  hereof  (as  amended,  restated,  supplemented  or  otherwise  modified  from  time to time, the "Purchase Agreement").

WHEREAS:

The   Company   has   agreed,   upon   the   terms   and   subject   to   the   conditions   of   the   Purchase

Agreement,  to  sell  to  the  Buyer  up  to  Ten  Million  Dollars  ($10,000,000.00)  of  Put  Shares  and  to  induce the  Buyer  to  enter  into  the  Purchase  Agreement,  the  Company  has  agreed  to  provide  certain  registration rights  under  the  Securities  Act  of  1933,  as  amended,  and  the  rules  and  regulations  thereunder,  or  any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW,  THEREFORE,  in  consideration  of  the  promises  and  the  mutual  covenants  contained herein  and  other  good  and  valuable  consideration,  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.

DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a.

"Investor"  means  the  Buyer,  any  transferee  or  assignee  thereof  to  whom  a  Buyer assigns its rights under this Agreement  in accordance with Section 9 and who agrees to become bound by the provisions of  this Agreement, and any transferee or  assignee thereof  to whom a transferee or  assignee assigns its rights under this Agreement  in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

b.

"Person"   means   any   individual   or   entity   including   but   not   limited   to   any

corporation,  a  limited  liability  company,  an  association,  a  partnership,  an  organization,  a  business,  an individual, a governmental or political subdivision thereof or a governmental agency.

c.

"Register,"  "registered,"  and  "registration"  refer  to  a  registration  effected  by

preparing   and   filing   one   or   more   registration   statements   of   the   Company   in   compliance   with   the

Securities  Act  and/or  pursuant  to  Rule  415  under  the  Securities  Act  or  any  successor  rule  providing  for offering  securities  on  a  continuous  basis  ("Rule  415"),  and  the  declaration  or  ordering  of  effectiveness  of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

d.

"Registrable  Securities"  means  all  of  the  Put  Shares  which  have  been,  or  which may,  from  time  to  time  be  issued,  including  without  limitation  all  of  the  shares  of  common  stock  which have  been  issued  or  will  be  issued  to  the  Investor  under  the  Purchase  Agreement  (without  regard  to  any limitation  or  restriction  on  purchases),  and  any  and  all  shares  of  capital  stock  issued  or  issuable  with respect  to  the  Put  Shares,  800,000  shares  of  common  stock  (400,000  of  which  shall  be  issued  to  the

Investor  and  400,000  of  which  shall  be  issued  to  Peak  One  Investments,  LLC  (“Investments”))  for  its

commitment  to  enter  into  the  Purchase  Agreement   (the  “Commitment  Shares”),  and  shares  of  common

stock  issued  to  the  Investor  as  a  result  of  any  stock  split,  stock  dividend,  recapitalization,  exchange  or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

e.

"Registration   Statement"   means   one   or   more   registration   statements   of   the

Company covering only the sale of the Registrable Securities.

2.

REGISTRATION.

a.

Mandatory  Registration.    The  Company  shall,  within  thirty  (30)  calendar  days from  the  date  hereof,  file  with  the  SEC  an  initial  Registration  Statement  covering  the  maximum  number

of   Registrable   Securities   (beginning   with   the   Commitment   Shares   with   respect   to   Investor   and

Investments)  as  shall  be  permitted  to  be  included  thereon  in  accordance  with  applicable  SEC  rules,

regulations  and  interpretations  so  as  to  permit  the  resale  of  such  Registrable  Securities  by  the  Investor,

including but  not  limited to under Rule 415 under the Securities Act at then prevailing market  prices (and not  fixed  prices), subject  to the  aggregate  number  of  authorized  shares  of  the  Company’s  Common  Stock then  available  for  issuance  in  its  Certificate  of  Incorporation.  The  initial  Registration  Statement  shall

register  only the  Registrable  Securities.   The  Investor  and  its  counsel shall  have a reasonable  opportunity to  review  and  comment  upon  such  Registration  Statement  and  any  amendment  or  supplement  to  such

Registration Statement  and any related prospectus prior  to its filing with the SEC, and the Company shall

give  due  consideration  to  all  reasonable  comments.   The  Investor  shall  furnish  all  information reasonably requested  by  the  Company  for  inclusion  therein.  The  Company  shall  use  its  reasonable  best  efforts  to have  the  Registration  Statement  declared  effective  by  the  SEC  within  ninety  (90)  calendar  days  from  the date hereof  (or  at  the earliest  possible date if  prior  to ninety (90)  calendar  days from the date hereof), and any  amendment  declared  effective  by  the  SEC  at  the  earliest  possible  date.  The  Company  shall  use reasonable  best  efforts  to  keep  the  Registration  Statement  effective,  including  but  not  limited  to  pursuant to  Rule 415 promulgated under  the  Securities  Act  and available for  the resale  by the Investor  of  all  of  the

Registrable  Securities  covered  thereby at  all  times  until  the earlier  of  (i)  the  date  as  of  which  the  Investor may  sell  all  of  the  Registrable  Securities  without  restriction  pursuant  to  Rule  144  promulgated  under  the

Securities  and  (ii)  the  date  on  which  the  Investor  shall  have  sold  all  the  Registrable  Securities  covered thereby  and  no  Available  Amount  remains  under  the  Purchase  Agreement  (the  "Registration  Period").

The   Registration   Statement   (including   any   amendments   or   supplements   thereto   and   prospectuses

contained  therein)  shall  not  contain any untrue statement  of  a  material  fact  or  omit  to state  a  material  fact required  to  be  stated  therein,  or  necessary to  make  the  statements  therein,  in  light  of  the  circumstances  in which they were made, not misleading.

b.

Rule  424  Prospectus.   The  Company  shall,  as  required  by  applicable  securities regulations,  from  time  to  time  file  with  the  SEC,  pursuant  to  Rule  424  promulgated  under  the  Securities

Act,  the  prospectus  and  prospectus  supplements,  if  any,  to  be  used  in  connection  with  sales  of  the

Registrable  Securities  under  the  Registration  Statement.    The  Investor  and  its  counsel  shall  have  a

reasonable opportunity to review  and comment  upon such  prospectus prior  to its filing with the  SEC, and

the  Company  shall  give  due  consideration  to  all  such  comments.   The  Investor  shall  use  its  reasonable

best  efforts  to  comment  upon  such  prospectus  within  one  (1)  Business  Day  from  the  date  the  Investor receives the final pre-filing version of such prospectus.

c.

Sufficient  Number  of  Shares  Registered.    In  the  event  the  number  of  shares

available  under  the  Registration  Statement  is  insufficient  to  cover  all  of  the  Registrable  Securities,  the

Company   shall   amend   the   Registration   Statement   or   file   a   new   Registration   Statement   (a   “New

Registration  Statement”),  so  as  to  cover  all  of  such  Registrable  Securities  (subject  to  the  limitations  set forth  in  Section  2(a))  as  soon  as  practicable,  but  in  any  event  not  later  than  ten  (10)  Business  Days  after the  necessity  therefor  arises,  subject  to  any  limits  that  may  be  imposed  by  the  SEC  pursuant  to  Rule  415

under  the  Securities  Act.   The  Company  shall  use  it  reasonable  best  efforts  to  cause  such  amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

In  the  event  that  any  of  the  Put  Shares  or  Commitment  Shares  are  not  included  in  the  Registration

Statement, or have not been included in any New Registration Statement and the Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8, or with respect to other employee  related  plans  or  rights  offerings)  (“Other  Registration  Statement”)  then  the  Company  shall include  in  such  Other  Registration  Statement  first  all  of  such  Put  Shares  that  have  not  been  previously registered,  second all  of  such Commitment  Shares  that  not  have  been  previously registered,  and third  any

other  securities  the  Company  wishes  to  include  in  such  Other  Registration  Statement.    The  Company

agrees  that  it  shall  not  file  any  such  Other  Registration  Statement  unless  all  of  the  Put  Shares  and

Commitment  Shares  have  been  included  in  such  Other  Registration  Statement  or  otherwise  have  been registered for resale as described above.

d.

Offering.   If  the staff  of  the SEC (the “Staff”)  or the SEC seeks to characterize any  offering  pursuant  to  a  Registration  Statement  filed  pursuant  to  this  Agreement  as  constituting  an offering of securities that does not permit such Registration Statement to become effective and be used for resales  by  the  Investor  under  Rule  415  at  then-prevailing  market  prices  (and  not  fixed  prices),  or  if  after the  filing  of  the  initial  Registration  Statement  with  the  SEC  pursuant  to  Section  2(a),  the  Company  is otherwise  required  by  the  Staff  or  the  SEC  to  reduce  the  number  of  Registrable  Securities  included  in such  initial  Registration  Statement,  then  the  Company  shall  reduce  the  number  of  Registrable  Securities

to   be   included   in   such   initial   Registration   Statement   (with   the   prior   consent,   which   shall   not   be

unreasonably withheld,  of  the  Investor  and  its legal  counsel  as  to the  specific  Registrable  Securities to  be removed  therefrom)  until  such  time  as  the  Staff  and  the  SEC  shall  so  permit  such  Registration  Statement

to  become  effective  and  be  used  as  aforesaid.    In  the  event  of  any  reduction  in  Registrable  Securities

pursuant   to   this   paragraph,   the   Company   shall   file   one   or   more   New   Registration   Statements   in

accordance   with   Section   2(c)   until   such   time   as   all   Registrable   Securities   have   been   included   in

Registration   Statements   that   have   been   declared   effective   and   the   prospectus   contained   therein   is

available  for  use  by the  Investor.   Notwithstanding  any  provision  herein  or  in  the  Purchase  Agreement  to the  contrary,  the  Company’s  obligations  to  register  Registrable  Securities  (and  any  related  conditions  to the  Investor’s  obligations)  shall  be  qualified  as  necessary to  comport  with  any requirement  of  the  SEC  or the Staff as addressed in this Section 2(d).

3.

RELATED OBLIGATIONS.

With  respect  to  the  Registration  Statement  and  whenever  any  Registrable  Securities  are  to  be registered  pursuant  to  Section  2  including  on  any  New  Registration  Statement,  the  Company  shall  use  its reasonable  best  efforts  to  effect  the  registration  of  the  Registrable  Securities  in  accordance  with  the intended  method  of  disposition  thereof  and,  pursuant  thereto,  the  Company  shall  have  the  following obligations:

a.

The  Company  shall  prepare  and  file  with  the  SEC  such  amendments  (including post-effective  amendments)  and  supplements  to  any  registration  statement  and  the  prospectus  used  in connection  with  such  registration  statement,  which  prospectus  is  to  be  filed  pursuant  to  Rule  424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New

Registration  Statement  effective  at  all  times  during  the  Registration  Period,  and,  during  such  period,

comply  with  the  provisions  of  the  Securities  Act  with  respect  to  the  disposition  of  all  Registrable

Securities  of  the  Company  covered  by  the  Registration  Statement  or  any  New  Registration  Statement

until  such  time  as  all  of  such  Registrable  Securities  shall  have  been  disposed  of  in  accordance  with  the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b.

The   Company   shall   permit   the   Investor   to   review   and   comment   upon   the

Registration  Statement  or  any  New  Registration  Statement  and  all  amendments  and  supplements  thereto at  least  two  (2)  Business  Days  prior  to  their  filing  with  the  SEC,  and  not  file  any  document  in  a  form  to which Investor reasonably objects.  The Investor shall use its reasonable best efforts to comment upon the

Registration  Statement  or  any  New  Registration  Statement  and  any  amendments  or  supplements  thereto within two (2)  Business Days from the date the Investor  receives the final  version  thereof.  The Company shall  furnish  to  the  Investor,  without  charge  any  correspondence  from  the  SEC  or  the  staff  of  the  SEC  to the  Company  or  its  representatives  relating  to  the  Registration  Statement  or  any  New  Registration

Statement.

c.

Upon  request  of  the  Investor,  the  Company  shall  furnish  to  the  Investor,  (i)

promptly  after  the  same  is  prepared  and  filed  with  the  SEC,  at  least  one  copy  of  such  registration statement  and  any  amendment(s)  thereto,  including  financial  statements  and  schedules,  all  documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement,

a  copy  of  the  prospectus  included  in  such  registration  statement  and  all  amendments  and  supplements thereto  (or  such  other  number  of  copies  as  the  Investor  may  reasonably  request)  and  (iii)  such  other documents,  including  copies  of  any  preliminary  or  final  prospectus,  as  the  Investor  may  reasonably request  from  time  to  time  in  order  to  facilitate  the  disposition  of  the  Registrable  Securities  owned  by  the

Investor.  For  the  avoidance  of  doubt,  any  filing  available  to  the  Investor  via  the  SEC’s  live  EDGAR system shall be deemed “furnished to the Investor” hereunder.

d.

The  Company  shall  use  reasonable  best  efforts  to  (i)  register  and  qualify  the

Registrable  Securities  covered  by  a  registration  statement  under  such  other  securities  or  "blue  sky"  laws of  such jurisdictions in the United States as the Investor  reasonably requests, (ii) prepare and file in  those

jurisdictions,   such   amendments   (including   post-effective   amendments)   and   supplements   to   such

registrations  and  qualifications  as  may  be  necessary  to  maintain  the  effectiveness  thereof  during  the

Registration  Period,  (iii)  take  such  other  actions  as  may  be  necessary  to  maintain  such  registrations  and

qualifications   in   effect   at   all   times   during   the   Registration   Period,   and   (iv)   take   all   other   actions

reasonably  necessary  or  advisable  to  qualify  the  Registrable  Securities  for  sale  in  such  jurisdictions;

provided,  however,  that  the  Company  shall  not  be  required  in  connection  therewith  or  as  a  condition thereto  to  (x)  qualify  to  do  business  in  any  jurisdiction  where  it  would  not  otherwise  be  required  to qualify but  for  this  Section 3(d), (y)  subject  itself  to  general  taxation in  any such jurisdiction,  or  (z)  file  a

general  consent  to  service  of  process  in  any  such  jurisdiction.   The  Company  shall  promptly  notify  the

Investor  who  holds  Registrable  Securities  of  the  receipt  by  the  Company  of  any  notification  with  respect to the suspension of the registration or qualification of any of  the Registrable Securities for  sale under the securities  or  "blue  sky"  laws  of  any  jurisdiction  in  the  United  States  or  its  receipt  of  actual  notice  of  the initiation or threatening of any proceeding for such purpose.

e.

As  promptly  as  practicable  after  becoming  aware  of  such  event  or  facts,  the

Company shall  notify the Investor in writing of  the happening of any event  or existence of  such facts as a result  of  which  the  prospectus  included in  any registration statement,  as  then  in  effect, includes  an  untrue statement  of  a  material  fact  or  omits  to  state  a  material  fact  required  to  be  stated  therein  or  necessary  to make  the  statements  therein,  in  light  of  the  circumstances  under  which  they  were  made,  not  misleading,

and  promptly  prepare  a  supplement  or  amendment  to  such  registration  statement  to  correct  such  untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other

number  of  copies  as  the  Investor  may  reasonably  request).   The  Company  shall  also  promptly  notify  the

Investor  in  writing  (i)  when  a  prospectus  or  any  prospectus  supplement  or  post-effective  amendment  has been  filed,  and  when  a  registration  statement  or  any  post-effective  amendment  has  become  effective

(notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day

of   such   effectiveness  and  by  overnight   mail),  (ii)   of   any  request   by  the  SEC   for   amendments   or

supplements  to  any  registration  statement  or  related  prospectus  or  related  information,  and  (iii)  of  the

Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

f.

The  Company  shall  use  its  reasonable  best  efforts  to  prevent  the  issuance  of  any stop  order  or  other  suspension  of  effectiveness  of  any  registration  statement,  or  the  suspension  of  the qualification  of  any  Registrable  Securities  for  sale  in  any  jurisdiction  and,  if  such  an  order  or  suspension is  issued,  to  obtain  the  withdrawal  of  such  order  or  suspension  at  the  earliest  possible  moment  and  to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g.

The  Company  shall  (i)  cause  all  the  Registrable  Securities  to  be  listed  on  each securities exchange on which securities of  the same class or  series issued by the Company are then listed,

if  any,  if  the  listing  of  such  Registrable  Securities  is  then  permitted  under  the  rules  of  such  exchange,  or

(ii)  secure  designation  and  quotation  of  all  the  Registrable  Securities  on  the  principal  exchange  or

recognized  quotation  system  for  the  Company’s  common  stock.    The  Company  shall  pay  all  fees  and

expenses in connection with satisfying its obligation under this Section.

h.

The   Company   shall   cooperate   with   the   Investor   to   facilitate   the   timely

preparation  and  delivery  of  the  Registrable  Securities  (not  bearing  any  restrictive  legend)  either  by

DWAC,  DRS,  or  in  certificated  form  if  DWAC  or  DRS  is  unavailable,  to  be  offered  pursuant  to  any registration  statement  and  enable  such  Registrable  Securities  to  be  in  such  denominations  or  amounts  as the Investor may reasonably request and registered in such names as the Investor may request.

i.

The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j.

If   reasonably  requested  by  the  Investor,  the  Company  shall   (i)  immediately

incorporate  in  a  prospectus  supplement  or  post-effective  amendment  such  information  as  the  Investor

believes   should   be   included   therein   relating   to   the   sale   and   distribution   of   Registrable   Securities,

including, without limitation, information with respect to the number  of  Registrable Securities being sold,

the  purchase  price  being  paid  therefor  and  any  other  terms  of  the  offering  of  the  Registrable  Securities;

(ii)  make  all  required  filings  of  such  prospectus  supplement  or  post-effective  amendment  as  soon  as practicable  upon  notification  of  the  matters  to  be  incorporated  in  such  prospectus  supplement  or  post-

effective amendment; and (iii) supplement or make amendments to any registration statement.

k.

The  Company  shall   use  its  reasonable  best   efforts  to  cause   the   Registrable

Securities   covered   by   any   registration   statement   to   be   registered   with   or   approved   by   such   other

governmental   agencies   or   authorities   as   may   be   necessary   to   consummate   the   disposition   of   such

Registrable Securities.

l.

Within  one  (1)  Business  Day  after  any  registration  statement  which  includes  the

Registrable  Securities  is  ordered  effective  by  the  SEC,  the  Company  shall  deliver,  and  shall  cause  legal counsel  for  the  Company  to  deliver,  to  the  transfer  agent  for  such  Registrable  Securities  (with  copies  to the  Investor)  confirmation  that  such  registration  statement  has  been  declared  effective  by  the  SEC  in  the

form  attached  hereto  as  Exhibit  A.   Thereafter,  if  requested  by  the  Buyer  at  any  time,  the  Company  shall require its  counsel  to  deliver  to the  Buyer  a  written  confirmation  whether  or  not  the  effectiveness  of  such registration statement  has lapsed at  any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Buyer for sale of all of the Registrable Securities.

m.

The  Company  shall  take  all  other  reasonable  actions  necessary  to  expedite  and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement.

4.

OBLIGATIONS OF THE INVESTOR.

a.

The   Company   shall   notify   the   Investor   in   writing   of   the   information   the

Company  reasonably  requires  from  the  Investor  in  connection  with  any  registration  statement  hereunder.

The  Investor  shall  furnish  to  the  Company  such  information  regarding  itself,  the  Registrable  Securities held  by  it  and  the  intended  method  of  disposition  of  the  Registrable  Securities  held  by  it  as  shall  be reasonably  required  to  effect  the  registration  of  such  Registrable  Securities  and  shall  execute  such documents in connection with such registration as the Company may reasonably request.

b.

The  Investor  agrees  to  cooperate  with  the  Company  as  reasonably  requested  by the Company in connection with the preparation and filing of any registration statement hereunder.

c.

The  Investor  agrees  that,  upon  receipt  of  any  notice  from  the  Company  of  the happening  of  any  event  or  existence  of  facts  of  the  kind  described  in  Section  3(f)  or  the  first  sentence  of

3(e),  the  Investor  will  immediately  discontinue  disposition  of  Registrable  Securities  pursuant  to  any registration  statement(s)  covering  such  Registrable  Securities  until  the  Investor's  receipt  of  the  copies  of the  supplemented  or  amended  prospectus  contemplated  by  Section  3(f)  or  the  first  sentence  of  3(e).

Notwithstanding  anything  to  the  contrary,  the  Company  shall  cause  its  transfer  agent  to  promptly  deliver shares  of  Common  Stock  without  any  restrictive  legend  in  accordance  with  the  terms  of  the  Purchase

Agreement  in  connection  with  any  sale  of  Registrable  Securities  with  respect  to  which  an  Investor  has entered  into  a  contract  for  sale  prior  to  the  Investor's  receipt  of  a  notice  from  the  Company  of  the happening  of  any  event  of  the  kind  described  in  Section  3(f)  or  the  first  sentence  of  Section  3(e)  and  for which the Investor has not yet settled.

5.

EXPENSES OF REGISTRATION.

All   reasonable   expenses,   other   than   sales   or   brokerage   commissions,   incurred   in

connection  with  registrations,  filings  or  qualifications  pursuant  to  Sections  2  and  3,  including,  without limitation,  all  registration,  listing  and  qualifications  fees,  printers  and  accounting  fees,  and  fees  and disbursements of counsel for the Company, shall be paid by the Company.

6.

INDEMNIFICATION.

a.

To  the  fullest  extent  permitted  by  law,  the  Company  will,  and  hereby  does,

indemnify,  hold  harmless  and  defend  the  Investor,  each  Person,  if  any,  who  controls  the  Investor,  the members,  the  directors,  officers,  partners,  employees,  agents,  representatives  of  the  Investor  and  each

Person,  if  any,  who  controls  the  Investor  within  the  meaning  of  the  Securities  Act  or  the  Securities

Exchange  Act  of  1934,  as  amended  (the  "Exchange  Act")  (each,  an  "Indemnified  Person"),  against  any losses,  claims,  damages,  liabilities,  judgments,  fines,  penalties,  charges,  costs,  attorneys'  fees,  amounts

paid   in   settlement   or   expenses,   joint   or   several,   (collectively,   "Claims")   incurred   in   investigating,

preparing or  defending any action, claim, suit, inquiry, proceeding, investigation or  appeal taken from the foregoing  by  or  before  any court  or  governmental,  administrative  or  other  regulatory  agency,  body  or  the

SEC,  whether  pending  or  threatened,  whether  or  not  an  indemnified  party  is  or  may  be  a  party  thereto

("Indemnified  Damages"),  to  which  any  of  them  may  become  subject  insofar  as  such  Claims  (or  actions or  proceedings,  whether  commenced  or  threatened,  in  respect  thereof)  arise  out  of  or  are  based  upon:  (i)

any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New

Registration  Statement  or  any  post-effective  amendment  thereto  or  in  any  filing  made  in  connection  with the  qualification  of  the  offering  under  the  securities  or  other  "blue  sky"  laws  of  any  jurisdiction  in  which

Registrable  Securities  are  offered  ("Blue  Sky  Filing"),  or  the  omission  or  alleged  omission  to  state  a material  fact  required to  be stated  therein  or  necessary to  make  the  statements  therein  not  misleading,  (ii)

any  untrue  statement  or  alleged  untrue  statement  of  a  material  fact  contained  in  the  final  prospectus  (as amended  or  supplemented,  if  the  Company  files  any  amendment  thereof  or  supplement  thereto  with  the

SEC)  or  the  omission  or  alleged  omission  to  state  therein  any  material  fact  necessary  to  make  the statements  made  therein, in light  of  the circumstances under  which the  statements therein  were  made,  not misleading,  (iii)  any  violation  or  alleged  violation  by  the  Company  of  the  Securities  Act,  the  Exchange

Act,  any  other  law,  including,  without  limitation,  any  state  securities  law,  or  any  rule  or  regulation thereunder relating to the offer  or sale of the Registrable Securities pursuant to the Registration Statement

or  any New Registration Statement   or (iv)  any material  violation by the Company of  this Agreement  (the

matters  in  the  foregoing  clauses  (i)  through  (iv)  being,  collectively,  "Violations").   The  Company  shall

reimburse  each  Indemnified  Person  promptly  as  such  expenses  are  incurred  and  are  due  and  payable,  for any  reasonable  legal  fees  or  other  reasonable  expenses  incurred  by  them  in  connection  with  investigating

or   defending   any   such   Claim.      Notwithstanding   anything   to   the   contrary   contained   herein,   the

indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified

Person  arising  out  of  or  based  upon  a  Violation  which  occurs  in  reliance  upon  and  in  conformity  with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for  use in connection with the  preparation of  the  Registration  Statement,  any New Registration Statement

or  any  such  amendment  thereof  or  supplement  thereto,  if  such  prospectus  was  timely  made  available  by the  Company  pursuant  to  Section  3(c)  or  Section  3(e);  (ii)  with  respect  to  any  superseded  prospectus,

shall  not  inure  to  the  benefit  of  any  such  person  from  whom  the  person  asserting  any  such  Claim

purchased   the   Registrable   Securities   that   are   the   subject   thereof   (or   to   the   benefit   of   any   person

controlling  such  person)  if  the  untrue  statement  or  omission  of  material  fact  contained  in  the  superseded prospectus  was  corrected  in  the  revised  prospectus,  as  then  amended  or  supplemented,  if  such  revised prospectus  was  timely  made  available  by  the  Company  pursuant  to  Section  3(c)  or  Section  3(e),  and  the

Indemnified  Person  was  promptly  advised  in  writing  not  to  use  the  incorrect  prospectus  prior  to  the  use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be  available  to  the  extent  such  Claim  is  based  on  a  failure  of  the  Investor  to  deliver  or  to  cause  to  be delivered  the  prospectus  made  available  by  the  Company,  if  such  prospectus  was  timely  made  available by  the  Company  pursuant  to  Section  3(c)  or  Section  3(e);  and  (iv)  shall  not  apply  to  amounts  paid  in settlement  of  any  Claim  if  such  settlement  is  effected  without  the  prior  written  consent  of  the  Company,

which  consent  shall  not  be  unreasonably  withheld.   Such  indemnity  shall  remain  in  full  force  and  effect regardless  of  any  investigation  made  by  or  on  behalf  of  the  Indemnified  Person  and  shall  survive  the transfer of the Registrable Securities by the Investor pursuant to Section 9.

b.

Promptly  after  receipt  by  an  Indemnified  Person  or  Indemnified  Party  under  this

Section 6 of notice of the commencement of any action or proceeding (including any governmental action or  proceeding)  involving  a  Claim,  such  Indemnified  Person  or  Indemnified  Party  shall,  if  a  Claim  in

respect  thereof  is  to  be  made  against   any  indemnifying  party  under  this  Section  6,  deliver  to  the indemnifying party a  written  notice  of  the  commencement  thereof,  and  the  indemnifying  party shall  have the  right  to  participate  in,  and,  to  the  extent  the  indemnifying  party  so  desires,  jointly  with  any  other indemnifying  party  similarly  noticed,  to  assume  control  of  the  defense  thereof  with  counsel  mutually satisfactory  to  the  indemnifying  party  and  the  Indemnified  Person  or  the  Indemnified  Party,  as  the  case may be;  provided, however, that an Indemnified Person or Indemnified Party shall  have the right to retain its  own  counsel  with  the  fees  and  expenses  to  be  paid  by  the  indemnifying  party,  if,  in  the  reasonable

opinion   of   counsel   retained   by   the   indemnifying   party,   the   representation   by   such   counsel   of   the

Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or  potential differing interests between such Indemnified Person or  Indemnified Party and any other party

represented  by  such  counsel  in  such  proceeding.    The  Indemnified  Party  or  Indemnified  Person  shall

cooperate  fully  with  the  indemnifying  party  in  connection  with  any  negotiation  or  defense  of  any  such action  or  claim  by  the  indemnifying  party  and  shall  furnish  to  the  indemnifying  party  all  information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim.

The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times

as to the status  of  the defense  or  any settlement  negotiations  with respect  thereto.   No  indemnifying party

shall  be  liable  for  any  settlement  of  any  action,  claim  or  proceeding  effected  without  its  written  consent,

provided,  however,  that  the  indemnifying  party  shall  not  unreasonably  withhold,  delay  or  condition  its

consent.    No  indemnifying  party  shall,  without  the  consent  of  the  Indemnified  Party  or  Indemnified

Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include  as  an  unconditional  term thereof  the  giving by  the  claimant  or  plaintiff  to such  Indemnified  Party

or  Indemnified  Person  of  a  release  from  all  liability  in  respect  to  such  claim  or  litigation.    Following

indemnification  as  provided  for  hereunder,  the  indemnifying  party  shall  be  subrogated  to  all  rights  of  the

Indemnified Party or  Indemnified Person with respect  to all  third parties, firms or  corporations relating to

the  matter  for  which  indemnification  has  been  made.    The  failure  to  deliver  written  notice  to  the

indemnifying  party  within  a  reasonable  time  of  the  commencement  of  any  such  action  shall  not  relieve such  indemnifying  party  of  any  liability  to  the  Indemnified  Person  or  Indemnified  Party  under  this

Section  6,  except  to  the  extent  that  the  indemnifying  party  is  prejudiced  in  its  ability  to  defend  such action.

c.

The   indemnification   required   by   this   Section   6   shall   be   made   by   periodic

payments  of  the  amount  thereof  during  the  course  of  the  investigation  or  defense,  as  and  when  bills  are received or Indemnified Damages are incurred.

d.

The  indemnity  agreements  contained  herein  shall  be  in  addition  to  (i)  any  cause of  action  or  similar  right  of  the  Indemnified  Party  or  Indemnified  Person  against  the  indemnifying  party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.

CONTRIBUTION.

To  the  extent  any  indemnification  by  an  indemnifying  party  is  prohibited  or  limited  by law,  the  indemnifying  party  agrees  to  make  the  maximum  contribution  with  respect  to  any  amounts  for which  it  would  otherwise  be  liable  under  Section  6  to  the  fullest  extent  permitted  by  law;  provided,

however,  that:  (i)  no  seller  of  Registrable  Securities  guilty  of  fraudulent  misrepresentation  (within  the meaning  of  Section  11(f)  of  the  Securities  Act)  shall  be  entitled  to  contribution  from  any  seller  of

Registrable  Securities  who  was  not  guilty  of  fraudulent  misrepresentation;  and  (ii)  contribution  by  any seller  of  Registrable  Securities  shall  be limited in  amount  to the  net  amount  of  proceeds  received  by such seller from the sale of such Registrable Securities.

8.

REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With  a  view  to  making  available  to  the  Investor  the  benefits  of  Rule  144  promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the

Investor  to  sell  securities  of  the  Company  to  the  public  without  registration  ("Rule  144"),  the  Company agrees, at the Company’s sole expense, to:

a.

make  and  keep  public  information  available,  as  those  terms  are  understood  and defined in Rule 144;

b.

file  with  the  SEC  in  a timely  manner  all  reports  and  other  documents required  of the  Company  under  the  Securities  Act  and  the  Exchange  Act  so  long  as  the  Company  remains  subject  to such  requirements  and  the  filing  of  such  reports  and  other  documents  is  required  for  the  applicable provisions of Rule 144;

c.

furnish  to  the  Investor   so  long  as  the  Investor   owns  Registrable  Securities,

promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or  disclosure  provisions  of  Rule  144,  the  Securities  Act  and  the  Exchange  Act,  (ii)  a  copy  of  the  most recent  annual  or  quarterly  report  of  the  Company  and  such  other  reports  and  documents  so  filed  by  the

Company,  and  (iii)  such  other  information  as  may  be  reasonably  requested  to  permit  the  Investor  to  sell such securities pursuant to Rule 144 without registration; and

d.

take  such  additional  action  as  is  requested  by  the  Investor  to  enable  the  Investor to  sell  the  Registrable  Securities  pursuant  to  Rule  144,  including,  without  limitation,  delivering  all  such legal  opinions,  consents,  certificates,  resolutions  and  instructions  to  the  Company’s  Transfer  Agent  as may  be  requested  from  time  to  time  by  the  Investor  and  otherwise  fully  cooperate  with  Investor  and

Investor’s broker to effect such sale of securities pursuant to Rule 144.

The  Company  agrees  that  damages  may  be  an  inadequate  remedy  for  any  breach  of  the terms  and  provisions  of  this  Section  8  and  that  Investor  shall,  whether  or  not  it  is  pursuing  any  remedies at  law,  be  entitled  to  equitable  relief  in  the  form  of  a  preliminary  or  permanent  injunctions,  without having  to  post  any  bond  or  other  security,  upon  any  breach  or  threatened  breach  of  any  such  terms  or provisions.

9.

ASSIGNMENT OF REGISTRATION RIGHTS.

The  Company  shall  not  assign  this  Agreement  or  any  rights  or  obligations  hereunder

without  the  prior  written  consent  of  the  Investor.    The  Investor  may  not  assign  its  rights  under  this

Agreement (except with respect to the Commitment Shares) without the written consent of the Company.

10.

AMENDMENT OF REGISTRATION RIGHTS.

No  provision of  this Agreement may be  amended  or  waived  by the  parties from and  after the  date  that  is  one  Business  Day  immediately  preceding  the  initial  filing  of  the  Registration  Statement with  the  SEC.  Subject  to  the  immediately  preceding  sentence,  no  provision  of  this  Agreement  may  be  (i)

amended  other  than  by  a  written  instrument  signed  by  both  parties  hereto  or  (ii)  waived  other  than  in  a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.

MISCELLANEOUS.

a.

A  Person  is  deemed  to  be  a  holder  of  Registrable  Securities  whenever  such

Person  owns  or  is  deemed  to  own  of  record  such  Registrable  Securities.    If  the  Company  receives

conflicting   instructions,   notices   or   elections   from   two   or   more   Persons   with   respect   to   the   same

Registrable  Securities,  the  Company  shall  act  upon  the  basis  of  instructions,  notice  or  election  received from the registered owner of such Registrable Securities.

b.

Any notices, consents,  waivers  or  other  communications  required  or  permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:

(i)  upon  receipt,  when  delivered  personally;  (ii)  upon  receipt,  when  sent  by  facsimile  or  email  (provided confirmation  of  transmission  is  mechanically  or  electronically  generated  and  kept  on  file  by  the  sending party);  or  (iii)  one (1)  Business  Day after  deposit  with a  nationally recognized  overnight  delivery service,

in each case properly addressed to the party to receive the same.   The addresses for  such communications

shall be:

If to the Company:

Parallax Health Sciences, Inc.

1327 Ocean Avenue, Suite B

Santa Monica, CA 90401

Email: info@parallaxhealthsciences.com

Attention: Paul Arena

If to the Investor:

Peak One Opportunity Fund, L.P.

333 South Hibiscus Drive

Miami Beach, FL 33139

E-mail: JGoldstein@PeakOneInvestments.com

Attention: Jason Goldstein

or  at  such  other  address  and/or  facsimile  number  and/or  to  the  attention  of  such  other  person  as  the recipient  party  has  specified  by  written  notice  given  to  each  other  party  three  (3)  Business  Days  prior  to

the  effectiveness  of  such  change.    Written  confirmation  of  receipt  (A)  given  by  the  recipient  of  such notice,  consent,  waiver  or  other  communication,  (B)  mechanically  or  electronically  generated  by  the sender's  facsimile  machine  or  email  account  containing  the  time,  date,  recipient  facsimile  number  or email  address,  as  applicable,  and  an  image  of  the  first  page  of  such  transmission  or  (C)  provided  by  a nationally  recognized  overnight  delivery  service,  shall  be  rebuttable  evidence  of  personal  service,  receipt by  facsimile  or  receipt  from a  nationally  recognized  overnight  delivery  service  in  accordance  with  clause

(i), (ii) or (iii) above, respectively.

c.

The corporate laws of  the State  of  Nevada  shall  govern  all  issues  concerning this

Agreement.   All  other  questions  concerning  the  construction,  validity,  enforcement  and  interpretation  of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any

choice  of   law  or   conflict  of   law  provision  or   rule  (whether   of   the  State  of  Nevada  or   any  other

jurisdictions)  that  would  cause  the  application  of  the  laws  of  any  jurisdictions  other  than  the  State  of

Nevada.    Each  party  hereby  irrevocably  submits  to  the  exclusive  jurisdiction  of  the  state  and  federal courts  sitting  the  State  of  Florida,  County  of  Miami-Dade,  for  the  adjudication  of  any  dispute  hereunder or  in  connection  herewith  or  with  any  transaction  contemplated  hereby  or  discussed  herein,  and  hereby irrevocably  waives,  and  agrees  not  to  assert  in  any  suit,  action  or  proceeding,  any  claim  that  it  is  not personally  subject  to  the  jurisdiction  of  any  such  court,  that  such  suit,  action  or  proceeding  is  brought  in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably  waives  personal  service  of  process  and  consents  to  process  being  served  in  any  such  suit,

action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this

Agreement  and  agrees  that  such  service  shall  constitute  good  and  sufficient  service  of  process  and  notice

thereof.   Nothing  contained  herein  shall  be  deemed  to  limit  in  any  way  any  right  to  serve  process  in  any

manner  permitted  by  law.   If  any  provision  of  this  Agreement  shall  be  invalid  or  unenforceable  in  any jurisdiction,  such  invalidity  or  unenforceability  shall  not  affect  the  validity  or  enforceability  of  the remainder  of  this  Agreement  in  that  jurisdiction  or  the  validity  or  enforceability  of  any  provision  of  this

Agreement in any other jurisdiction.

d.

This  Agreement  and  the  Purchase  Agreement  constitute  the  entire  agreement

among  the  parties  hereto  with  respect  to  the  subject  matter  hereof  and  thereof.   There  are  no  restrictions,

promises,  warranties  or  undertakings,  other  than  those  set  forth  or  referred  to  herein  and  therein.   This

Agreement  and  the  Purchase  Agreement  supersede  all  prior  agreements  and  understandings  among  the parties hereto with respect to the subject matter hereof and thereof.

e.

Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f.

The  headings  in  this  Agreement  are  for  convenience  of  reference  only  and  shall not limit or otherwise affect the meaning hereof.

g.

This  Agreement  may  be  executed  in  identical  counterparts,  each  of  which  shall

be  deemed  an  original  but  all  of  which  shall  constitute  one  and  the  same  agreement.   This  Agreement,

once  executed  by  a  party,  may  be  delivered  to  the  other  party  hereto  by  facsimile  transmission  or  by  e-

mail  in  a  “.pdf”  format  data  file  of  a  copy  of  this  Agreement  bearing  the  signature  of  the  party  so delivering this Agreement.

h.

Each  party  shall  do  and  perform,  or  cause  to  be  done  and  performed,  all  such further  acts  and  things,  and  shall  execute  and  deliver  all  such  other  agreements,  certificates,  instruments and  documents,  as  the  other  party  may  reasonably request  in  order  to  carry  out  the  intent  and  accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i.

The  language  used  in  this  Agreement  will  be  deemed  to  be  the  language  chosen by the  parties  to  express  their  mutual  intent  and no  rules  of  strict  construction  will  be  applied  against  any party.

j.

This   Agreement   is   intended   for   the   benefit   of   the   parties   hereto   and   their

respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN  WITNESS  WHEREOF,  the  parties  have  caused  this  Agreement  to  be  duly  executed  as  of day and year first above written.

THE COMPANY:

PARALLAX HEALTH SCIENCES, INC.

By:______________________

Name: Paul Arena

Title: Chief Executive Officer

INVESTOR:

PEAK ONE OPPORTUNITY FUND, L.P.

By:   Peak One Investments, LLC,

General Partner

By:  ___________________________________

Name: Jason Goldstein

Title:   Managing Member

[Signature Page to registration rights agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

______, 2018

Action Stock Transfer Corporation

2469 E. Fort Union Blvd., Suite 214

Salt Lake City, UT 84121

Re: Effectiveness of Registration Statement

Ladies and Gentlemen:

We  are  counsel  to  PARALLAX  HEALTH  SCIENCES,  INC.,  a  Nevada  corporation  (the  “Company”),

and  have  represented  the  Company  in  connection  with  that  certain  Purchase  Agreement,  dated  as  of  November  14,

2018 (the  “Purchase  Agreement”),  entered  into  by and  between the  Company and  Peak One  Opportunity  Fund,  L.P.

(the  “Buyer”)  pursuant  to  which  the  Company  has  agreed  to  issue  to  the  Buyer  shares  of  the  Company's  Common

Stock,  $0.001  par  value  (the  “Common  Stock”),  in  an  amount  up  to  Ten  Million  Dollars  ($10,000,000.00)  (the  “Put

Shares”),   in   accordance   with   the   terms   of   the   Purchase   Agreement.     In   connection   with   the   transactions

contemplated  by  the  Purchase  Agreement,  the  Company  has  registered  with  the  U.S.  Securities  &  Exchange

Commission the following shares of Common Stock:

(1)   __________ Put Shares  to be issued to the Buyer  upon purchase  from the  Company by the Buyer  from time to time in accordance with the Purchase Agreement; and

(2)   __________Commitment   Shares   issued   to   the   Buyer   and   Investments   pursuant   to   the   Purchase

Agreement.

Pursuant  to  the  Purchase  Agreement,  the  Company also  has  entered  into  a  Registration Rights Agreement,

of  even  date  with  the  Purchase  Agreement  with  the  Buyer  (the  “Registration  Rights  Agreement”)  pursuant  to  which the  Company  agreed,  among  other  things,  to  register  the  Put  Shares  and  Commitment  Shares  under  the  Securities

Act  of  1933,  as  amended  (the  “Securities  Act”).   In  connection  with  the  Company's  obligations  under  the  Purchase

Agreement  and  the  Registration  Rights  Agreement,  on  [_____],  2018,  the  Company  filed  a  Registration  Statement

(File  No.  333-[_________])  (the  “Registration  Statement”)  with  the  Securities  and  Exchange  Commission  (the

“SEC”) relating to the resale of the Put Shares and/or the Commitment Shares.

In  connection  with  the  foregoing,  we  advise  you  that  a  member  of  the  SEC's  staff  has  advised  us  by telephone  that  the  SEC  has  entered  an  order  declaring  the  Registration  Statement  effective  under  the  Securities  Act at  [_____]  [A.M./P.M.] on [__________], 2018 and  we  have  no  knowledge,  after  telephonic  inquiry of a  member  of the  SEC's  staff,  that  any  stop  order  suspending  its  effectiveness  has  been  issued  or  that  any  proceedings  for  that purpose  are  pending before,  or  threatened  by,  the  SEC and  the Put  Shares and  Commitment  Shares  are  available  for resale  under  the  Securities  Act  pursuant  to  the  Registration  Statement  and  may  be  issued  without  any  restrictive legend.

Very truly yours,

[Company Counsel]

By:____________________

cc:

Peak One Opportunity Fund, L.P.